Other information

313
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

Exhibit 1.1

THE COMPANIES ACT 1985

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF AVIVA plc

as adopted by special resolution passed on 28 April 2010

314
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

CONTENTS

PRELIMINARY		318
1.	Interpretation	318
2.	Model articles or regulations not to apply	319
LIABILITY OF MEMBERS		319
3.	Limited liability	319
SHARE CAPITAL		319
4.	Special Share Rights	319
5.	Allotment and pre emption	324
6.	Power to issue different classes of shares	324
7.	Rights and restrictions attaching to shares	324
8.	Commission	324
9.	Trusts not recognised	324
10.	Uncertificated shares	324
SHARE CERTIFICATES		325
11.	Right to certificate	325
12.	Replacement certificates	325
SHARE WARRANTS TO BEARER		325
13.	Share Warrants	325
LIEN		326
14.	Company's lien on shares not fully paid	326
15.	Enforcement of lien by sale	326
16.	Application of proceeds of sale	326
CALLS ON SHARES		326
17.	Calls	326
18.	Power to differentiate	326
19.	Interest on calls	326
20.	Payment in advance	326
21.	Amounts due on allotment or issue treated as calls	327
FORFEITURE		327
22.	Notice if call not paid	327
23.	Forfeiture for non compliance	327
24.	Notice after forfeiture	327
25.	Disposal of forfeited shares	327
26.	Arrears to be paid notwithstanding forfeiture	327
27.	Surrender	327
UNTRACED SHAREHOLDERS		328
28.	Power of sale	328
29.	Application of proceeds of sale	328
TRANSFER OF SHARES		328
30.	Method of transfer	328
31.	Right to refuse registration	328
32.	Fees on registration	329
TRANSMISSION OF SHARES		329
33.	On death	329
34.	Election of person entitled by transmission	329
35.	Rights on transmission	330
FRACTIONS OF SHARES		330
36.	Fractions	330
GENERAL MEETINGS		330
37.	Annual general meetings	330
38.	Convening of general meetings by the Board	330
39.	Convening of general meetings by requirement of the members	330
40.	Length and form of notice	330
41.	Omission to send notice	331
42.	Postponement of general meetings	331

Other information

315
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

PROCEEDINGS AT GENERAL MEETINGS		331
43.	Quorum	331
44.	No business to be transacted unless quorum present	331
45.	Procedure if quorum not present	331
46.	Chairman	331
47.	Right to attend and speak	331
48.	Power to adjourn	331
49.	Notice of adjourned meeting	332
50.	Business at adjourned meeting	332
51.	Accommodation of members at meeting	332
52.	Security	332
VOTING		332
53.	Method of voting	332
54.	Procedure on a poll	333
55.	Votes of members	333
56.	No casting vote	333
57.	Restriction on voting rights for unpaid calls etc.	333
58.	Voting by proxy	334
59.	Appointment of proxy	334
60.	Validity of actions by proxy or representative of a corporation	335
61.	Corporate representatives	335
62.	Objections to and error in voting	335
63.	Amendments to special resolutions	335
64.	Amendments to ordinary resolutions	335
65.	Class meetings	335
66.	Failure to disclose interests in shares	336
APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS		336
67.	Number of directors	336
68.	Power of the Company to appoint directors	336
69.	Power of the Board to appoint directors	337
70.	Managing and Executive Directors	337
71.	Eligibility of new directors	337
72.	Voting on resolution for appointment	337
73.	Retirement by rotation	337
74.	Directors subject to retirement	337
75.	Position of retiring director	337
76.	Deemed reappointment	338
77.	No retirement on account of age	338
78.	Removal by ordinary resolution	338
79.	Vacation of office by director	338
ALTERNATE DIRECTORS		338
80.	Appointment	338
81.	Revocation of appointment	338
82.	Participation in Board meetings	338
83.	Responsibility	339
REMUNERATION, EXPENSES AND PENSIONS		339
84.	Directors' fees	339
85.	Additional remuneration	339
86.	Expenses	339
87.	Remuneration and expenses of alternate directors	339
88.	Directors' pensions and other benefits	339
89.	Remuneration of executive directors	339
POWERS AND DUTIES OF THE BOARD		340
90.	Powers of the Board	340
91.	Powers of directors being less than minimum required number	340
92.	Powers of executive directors	340
93.	Delegation to committees	340
94.	Agents	340
95.	Associate directors	340
96.	Exercise of voting powers	340
97.	Provision for employees	340
98.	Registers	340
99.	Borrowing powers	341
100.	Register of charges	342
101.	Directors' Interests	342

316
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

PROCEEDINGS OF DIRECTORS AND COMMITTEES		344
102.	Board meetings	344
103.	Notice of Board meetings	344
104.	Quorum	344
105.	Chairman of Board	344
106.	Voting	344
107.	Participation by telephone	344
108.	Resolution in writing	345
109.	Proceedings of committees	345
110.	Records of proceedings	345
111.	Validity of proceedings of Board or committee	345
SECRETARY AND AUTHENTICATION OF DOCUMENTS		345
112.	Secretary	345
113.	Authentication of documents	345
SEALS		345
114.	Safe custody	345
115.	Application of seals	345
DIVIDENDS AND OTHER PAYMENTS		346
116.	Declaration of dividends	346
117.	Interim dividends	346
118.	Entitlement to dividends	346
119.	Method of payment	346
120.	Dividends not to bear interest	347
121.	Reserves and Carry Forward	347
122.	Calls or debts may be deducted from dividends etc.	347
123.	Unclaimed dividends etc.	347
124.	Uncashed dividends	347
125.	Payment of dividends in specie	347
126.	Payment of scrip dividends	347
127.	Capitalisation of profits	348
128.	Record dates	349
ACCOUNTS		349
129.	Keeping and inspection of accounts	349
130.	Accounts to be sent to members etc.	349
NOTICES AND COMMUNICATIONS		349
131.	Form of notices and communications by the Company	349
132.	Notice by advertisement	349
133.	Deemed delivery of notices, documents and information	350
134.	Notice binding on transferees etc.	350
135.	Notice in case of joint holders and entitlement by transmission	350
MISCELLANEOUS		350
136.	Destruction of documents	350
137.	Winding up	351
138.	Indemnification of officers	351

Other information

317
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

Company No. 2468686 THE COMPANIES ACT 1985

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF AVIVA plc

318
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

PRELIMINARY

1.	INTERPRETATION
1.1	In these articles, unless the context otherwise requires:

“Act” means the Companies Act 2006;

“articles” means these articles of association as altered from time to time;

“auditors” means the auditors from time to time of the Company;

“Board” means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (not being a Saturday, Sunday or bank holiday) on which clearing banks are open for business in London;

“certificated” means, in relation to a share, a share which is not in uncertificated form;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company” means Aviva plc incorporated in England and Wales with company number 2468686 and “company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“director” means a director of the Company;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

“executed” includes, in relation to a document, execution under hand or under seal or by any other method permitted by law;

“holder” means, in relation to a share, the member whose name is entered in the register as the holder of that share;

“in writing” means in hard copy form or, to the extent permitted by the Act, in any other form;

“London Stock Exchange” means London Stock Exchange plc;

“member” means a member of the Company;

“office” means the registered office of the Company;

“paid”, “paid up” and “paid up” mean paid or credited as paid;

“qualifying person” means an individual who is a member of the Company, a person authorised under section 323 of the Act to act as the representative of a corporation in relation to a meeting or a person appointed as proxy of a member in relation to the meeting;

“register” means the register of members of the Company kept pursuant to section 113 of the Act or the issuer register of members and Operator register of members maintained pursuant to Regulation 20 of the Uncertificated Securities Regulations and, where the context requires, any register maintained by the Company or the Operator of persons holding any renounceable right of allotment of a share;

“seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Act;

“secretary” means the secretary of the Company and includes any joint, assistant or deputy secretary and a person appointed by the Board to perform the duties of the secretary;

“shares” means shares in the capital of the Company;

“Statutes” means the Act and all statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

“UKLA” means the UK Listing Authority, a division of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 or any successor enactment;

“uncertificated proxy instruction” means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the relevant system concerned);

“Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001, as amended from time to time, including any provisions of or under the Act which alter or replace such regulations; and

“uncertificated” means, in relation to a share, that title to the share is recorded in the register as being held in uncertificated form and may, by virtue of the Uncertificated Securities Regulations, be transferred by means of a relevant system.

The expressions “issuer register of members”, “Operator”, “Operator instruction”, “Operator register of members”, “participating issuer”, “participating security” and “relevant system” have the same meaning as in the Uncertificated Securities Regulations.

1.2

Unless the context otherwise requires, words and expressions to which a particular meaning is given by the Act, as in force when the articles are adopted, shall have the same meaning in the articles, except where the word or expression is otherwise defined in the articles.

1.3

All references in the articles to the giving of instructions by means of a relevant system shall be deemed to relate to a properly authenticated dematerialised instruction given in accordance with the Uncertificated Securities Regulations. The giving of such instructions shall be subject to:

1.3.1	the facilities and requirements of the relevant system;
1.3.2	the Uncertificated Securities Regulations; and
1.3.3	the extent to which such instructions are permitted by or practicable under the rules and practices from time to time of the Operator of the relevant system.

Other information

319
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

1.4	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.
1.5	References to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.
1.6

A member is “present” at a meeting if the member (being an individual) attends in person or if the member (being a corporation) attends by its duly authorised representative, who attends in person, or if the member attends by his or its duly appointed proxy, who attends in person.

1.7

The ejusdem generis principle of construction shall not apply. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.8	The headings in the articles do not affect the interpretation of the articles.
1.9	References to a “debenture” include debenture stock.
1.10

References to any statutory provision or statute include all modifications thereto and all re enactments thereof (with or without modification) and all subordinate legislation made thereunder in each case for the time being in force. This article does not affect the interpretation of article 1.2.

2.	MODEL ARTICLES OR REGULATIONS NOT TO APPLY

No model articles or regulations contained in any statute or subordinate legislation including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 apply to the Company.

LIABILITY OF MEMBERS

3.	LIMITED LIABILITY

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4.	SPECIAL SHARE RIGHTS
4.1

Subject to any special rights previously conferred on the holders of any shares or class of shares, any share may be issued with, or have attached to them, such special rights or restrictions as the Company may by ordinary resolution determine or, in default of such determination, as the Board may determine.

4.2

If any class of shares has any preferential right to dividend or return of capital, the conferring on other shares of rights to either dividend or return of capital ranking in priority either before or pari passu with that class shall, unless otherwise expressly provided by the terms on which shares of that class are held, be deemed a variation of the rights attached to that class of shares.

4.3

Subject to section 630 of the Act and unless otherwise expressly provided by the terms on which shares of that class are held, all or any of the rights attached to any class of shares from time to time issued may, whether or not the Company is being wound up, be varied or abrogated with the written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares validly held in accordance with article 65 and other relevant provisions of these articles.

4.4	Without prejudice to articles 5.1 and 6.2, the Company may by a resolution of the Board issue and allot:
4.4.1

Sterling New Preference Shares, which shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement as to dividend and capital) as the Board determines shall be in accordance with the requirements set out in condition 7(e) of the terms and conditions of the Sterling Direct Capital Instruments set out in the Offering Circular, as well as such further rights and terms (not being inconsistent with the aforementioned requirements) as may be determined by the Board prior to their issue; and

4.4.2

Euro New Preference Shares, which shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement as to dividend and capital) as the Board determines shall be in accordance with the requirements set out in condition 7(e) of the terms and conditions of the Euro Direct Capital Instruments set out in the Offering Circular, as well as such further rights and terms (not being inconsistent with the aforementioned requirements) as may be determined by the Board prior to their issue.

In this article 4.4:

4.4.3	“Sterling New Preference Shares” means the 500 million preference shares of £1 each created in the authorised share capital of the Company by a special resolution on 26 April 2005;
4.4.4	“Sterling Direct Capital Instruments” means the £500 million 5.9201 per cent. Fixed/Floating Rate Direct Capital Instruments issued by the Company on 25 November 2004;
4.4.5	“Euro New Preference Shares” means the 700 million preference shares of €1 each created in the authorised share capital of the Company by a special resolution on 26 April 2005;
4.4.6	“Euro Direct Capital Instruments” means the €700 million 4.7291 per cent. Fixed/Floating Rate Direct Capital Instruments issued by the Company on 25 November 2004; and
4.4.7	“Offering Circular” means the offering circular relating to the issue of the Sterling Direct Capital Instruments and the Euro Direct Capital Instruments dated 23 November 2004.

320
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

4.5

Without prejudice to articles 4.4, 5.1 and 6.2, the Company may by a resolution or resolutions of the Board issue and allot the New Preference Shares in one or more separate series, each of which may constitute a separate class, and the New Preference Shares comprising each such series and/or class shall rank pari passu inter se but otherwise shall have such rights and terms (including, without limitation, such terms and manner as to redemption of such shares, ranking and entitlement to dividend and capital), and be subject to such restrictions, as may be attached by the directors prior to allotment not being inconsistent with the following provisions:

4.5.1	Income

Out of the profits available for distribution and resolved to be distributed, the holders of any New Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other shares in the Company (other than the Existing Preference Shares in issue at such date), to be paid a cumulative (or, if the directors so determine prior to allotment thereof, non-cumulative) preferential dividend payable at such rate (which may be fixed, variable, or floating or to be determined by a specified procedure, mechanism or formula) and on such date or dates and on such other terms and conditions as may be determined by the directors prior to allotment thereof.

4.5.2	Capital
(a)

On a return of capital on a winding up, the holders of any New Preference Shares shall be entitled to receive, out of the surplus assets of the Company remaining after payment of its liabilities, the repayment of any arrears of dividend on the Existing Preference Shares in issue at the date thereof and (unless the directors determine prior to allotment thereof that the New Preference Shares are to be ranked pari passu with such Existing Preference Shares) repayment of capital on the Existing Preference Shares in issue at the date thereof, an amount per New Preference Share equal to the nominal amount of a New Preference Share together with (a) such premium (if any) as may be determined by the directors (or by a procedure, mechanism or formula determined by the directors) prior to the allotment thereof (provided that any such premium shall not exceed such specified amount as may be determined by the directors prior to the allotment thereof) and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of the commencement of the winding up.

(b)

On a return of capital (otherwise than on a winding up or on a redemption or purchase by the Company of shares of any class), the holders of the New Preference Shares shall be entitled to receive an amount per New Preference Share equal to the nominal amount of a New Preference Share together with (a) such premium (if any) as may be determined by the directors (or by such procedure, mechanism or formula determined by the directors) prior to the allotment thereof (provided that any such premium shall not exceed such specified amount as may be determined by the directors prior to the allotment thereof) and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of such return of capital.

(c)

Any New Preference Shares (including all other shares of the Company ranking pari passu on a winding up) shall rank on a winding up in priority to all other shares of the Company from time to time in issue (other than such of the Existing Preference Shares in issue at the date thereof unless the directors determine prior to allotment that any such New Preference Shares shall be entitled to rank pari passu with such Existing Preference Shares).

4.5.3	Redemption
(a)

Subject to the provisions of the Statutes, the directors may determine that any series of any class of New Preference Shares to be issued shall be redeemable in accordance with the following provisions. If the directors do not, or fail to, determine prior to the allotment thereof that such New Preference Shares shall be redeemable, that issue of New Preference Shares shall be non-redeemable.

(b)

Where the directors have determined that any series of any class of New Preference Shares are to be issued as redeemable (“Redeemable New Preference Shares”), the Company may redeem all or some only of any Redeemable New Preference Shares in issue. In the case of a redemption of some only of the Redeemable New Preference Shares in any series, the directors shall for the purpose of ascertaining the Redeemable New Preference Shares to be redeemed cause a drawing to be made at the Company's registered office (or at such other place as the directors may determine) in the presence of a representative of the Company's auditor for the time being.

(c)	A redemption is affected by giving to the holders of the Redeemable New Preference Shares to be redeemed not less than four weeks notice (a “redemption notice”). The redemption notice shall state:
(i)	the Redeemable New Preference Shares to be redeemed;
(ii)	the relevant Redemption Date (as defined below);
(iii)	the price at which the Redeemable New Preference Shares are to be redeemed (together with any accrued and unpaid distribution determined by the directors prior to the Redemption Date); and
(iv)	the procedures for redeeming certificated and uncertificated Redeemable New Preference Shares and the place or places where certificates can be presented for redemption.
(d)	“Redemption Date” means, in relation to any specific redemption of Redeemable New Preference Shares:
(i)	the date fixed for redemption as determined by the directors; or
(ii)	the date on or by which, or dates between which, a redemption must occur as determined by the directors.

Other information

321
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

(e)	The price at which the Redeemable New Preference Shares are to be redeemed is as follows:
(i)	the aggregate of: (x) the nominal amount of the Redeemable New Preference Shares; and (y) any premium paid on issue (the “Subscription Price”); plus
(ii)	any accrued and unpaid distribution determined by the directors prior to the Redemption Date; plus
(iii)	if so determined by the directors prior to the allotment of Redeemable New Preference Shares, a Redemption Premium (as defined below), if any.
(f)	“Redemption Premium” means an amount calculated in accordance with that one of the following paragraphs as the directors may determine prior to the allotment of Redeemable New Preference Shares:
(i)

such amount as when added to the Subscription Price of the relevant Redeemable New Preference Share to be redeemed is equal to a price for such Redeemable New Preference Share at which the Gross Redemption Yield on such Redeemable New Preference Share on the Stated Date is equal to the Gross Redemption Yield (determined by reference to the middle market price) at 11.00 a.m. (London time) on that date of the Stated Comparative Security. For the purposes of this paragraph:

“Gross Redemption Yield” means a yield calculated on the basis indicated by the Joint Index and Classification Committee of the Institute and Faculty of Actuaries as reported in the Journal of the Institute of Actuaries, Volume 105, 8 Articles of Association Part 1 (1978), page 18 or any replacement basis of calculation published by the Institute of Actuaries from time to time;

“Stated Date” means the date three Business Days prior to the date on which the redemption notice is given; and

“Stated Comparative Security” means the UK gilt edged security which is due to be repaid on the date closest to the final date for redemption of the Redeemable New Preference Share to be redeemed, or, if the Redeemable New Preference Share to be redeemed has no final date for redemption, the UK gilt edged security which is due to be repaid on a date closest to 30 years from the Stated Date;

(ii)	an amount calculated in accordance with the following formula:

P = 50% - (n x R) where:

P = the Redemption Premium expressed as a percentage of the Subscription Price;

n = the number of whole years elapsed between the date of allotment of the Redeemable New Preference Share and the Redemption Date;

R = one of the following percentages as the directors shall have determined prior to the allotment of the relevant Redeemable New Preference Share:

10%; 5%; 3%; 2.5%; 2%; 1%; 0.5%,

provided that if n x R is greater than 50%, P shall be nil;

(iii)	an amount calculated in accordance with the following formula:

P = 33% - (n x R) where:

P = the Redemption Premium expressed as a percentage of the Subscription Price;

n = the number of whole years elapsed between the date of allotment of the relevant Redeemable New Preference Share and the Redemption Date;

R = one of the following percentages as the directors shall have determined prior to the allotment of the relevant Redeemable New Preference Share:

11%; 5.5%; 3.3%; 3%; 1.5%; 1%; 0.33%,

provided that if n x R is greater than 33%, P shall be nil; or

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

(iv)	an amount calculated in accordance with the following formula:

∑i = o
	(IR – MRR) x	1
i = im		(1+RRi)i
		2

where:

im = the total number of dividend payment dates from the Redemption Date to the Final Redemption Date;

IR = the amount of dividend payable annually on the relevant Redeemable New Preference Share to be redeemed excluding any associated tax credit expressed as a percentage of the Subscription Price of such relevant Redeemable New Preference Share;

MRR = the yield on the Stated Comparative Security for the period from the Redemption Date to the Final Redemption Date plus the difference between IR and the yield on the Stated Comparative Security at the date of allotment of the Redeemable New Preference Share (such difference being the “credit spread”);

RRi = the yield on the Stated Comparative Security for the period to the ith dividend payment date plus the credit spread.

For the purposes of this paragraph;

“Final Redemption Date” means the final date on which the Redeemable New Preference Shares can be redeemed in accordance with their terms of issue; and

“Stated Comparative Security” means the UK gilt edged security which is due to be repaid on the date closest to the final date for redemption of the Redeemable New Preference Share to be redeemed, or, if the Redeemable New Preference Share to be redeemed has no final date for redemption, the UK gilt edged security which is due to be repaid on a date closest to 30 years from the Reference Date.

(g)	In respect of both certificated and uncertificated Redeemable New Preference Shares:
(i)

on the relevant Redemption Date each holder whose Redeemable New Preference Shares are to be redeemed shall comply with the relevant procedures for redeeming those shares determined by the directors as set out in the redemption notice. After the holder has complied with those procedures, the Company shall pay the holder the redemption money due to him by such method as the board decides;

(ii)

if a holder whose Redeemable New Preference Shares are to be redeemed under this paragraph (g) does not comply with the relevant procedures for redeeming those Redeemable New Preference Shares, the Company may retain the redemption money.

(h)

No person has a claim against the Company for interest on retained redemption money. The receipt by the holder of the redemption money payable on the redemption of Redeemable New Preference Shares shall constitute an absolute discharge to the Company.

(i)

As from the Redemption Date, all income (arising from any right to income attaching to the Redeemable New Preference Shares as may have been determined prior to their issue) ceases to accrue in respect of Redeemable New Preference Shares unless:

(i)

in the case of certificated Redeemable New Preference Shares, on the presentation of the certificate (or certificates) for the Redeemable New Preference Shares to be redeemed and a receipt for the redemption money signed and authenticated in such manner as the board requires, payment of the redemption money is improperly refused; or

(ii)	in the case of uncertificated Redeemable New Preference Shares, the procedures stated in the redemption notice have been complied with and payment of the redemption money is improperly refused.
4.5.4	Voting and General Meetings
(a)

The holders of the New Preference Shares shall, by virtue of and in respect of their holdings of New Preference Shares, have the right to receive notice of, attend, speak and vote at a general meeting of the Company only:

(i)

if and when, at the date of the notice convening such meeting, the preferential dividend on such shares for the dividend payment period immediately prior to the notice convening the relevant meeting is in arrears and it, and any arrears of deficiency of dividend in respect of any preceding dividend payment period has not been paid in full; or

(ii)

if a resolution is to be proposed abrogating, varying or modifying any of the rights or privileges of the holders of any New Preference Shares or for the winding up of the Company or for the reduction of capital of the Company (otherwise than on a redemption or purchase of shares), in which case they shall only be entitled to vote on such resolution; or

(iii)	in such other circumstances, and upon and subject to such terms as the directors may determine prior to the allotment of such New Preference Shares.

Save as aforesaid, the New Preference Shares shall not confer on the holders thereof the right to receive notice of, attend, speak or vote at any general meeting of the Company.

Other information

323
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

(b)

Whenever the holders of the New Preference Shares are entitled to vote at a general meeting of the Company upon any resolution proposed at such a general meeting, on a show of hands every holder thereof who is present in person or (being a corporation) by a representative shall have one vote and on a poll every holder thereof who is present in person or by proxy or (being a corporation) be a representative shall have one vote in respect of each complete £1 nominal of New Preference Shares registered in the name of such holder or such other entitlement to votes as may be determined by the directors prior to allotment.

4.5.5	Limitations

No New Preference Share shall:

(a)	save as may be determined by the directors prior to allotment, confer any right to participate in the profits or assets of the Company other than set out in articles 4.5.1 and 4.5.2;
(b)	subject to the Act, confer any right to participate in any offer or invitation by way or rights or otherwise to subscribe for additional shares in the Company;
(c)	confer any right of conversion; or
(d)	confer any right to participate in any issue of bonus shares.
4.5.6	Purchase
(a)	Subject to the provisions of the Act, the Company may at any time purchase any New Preference Shares upon such terms, as the directors shall determine.
(b)

Upon the purchase and cancellation of any New Preference Shares the nominal amount of such shares comprised in the capital of the Company may thereafter be divided into, and reclassified as, New Preference Shares without any further resolution or consent.

4.5.7	Further issues
(a)

Unless the directors determine otherwise prior to allotment, save with such consent or sanction on the part of the holders of any of the New Preference Shares as is required for a variation of the special rights attaching to such shares, the directors shall not authorise or create, or increase the amount of, any shares of any class or any securities convertible into any shares of any class ranking as regards participation in the profits or assets of the Company (otherwise than on a redemption or purchase by the Company of any such share) in priority to any New Preference Shares.

(b)

The special rights attached to the New Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the allotment or issue of any further preference shares (in this paragraph called “Further Preference Shares”) ranking as regards participation in the profits and assets of the Company pari passu with (but not in priority to) the New Preference Shares, provided that, at the date of the allotment of the Further Preference Shares (the “Relevant Date”), the aggregate of the nominal amount (together with any premium paid or payable on issue) of the New Preference Shares, and of any other shares ranking pari passu with or in priority to the New Preference Shares allotted or in issue on the Relevant Date and, immediately following such issue, of the Further Preference Shares would not exceed such amount as may be determined by the directors (or by a procedure, mechanism or formula determined by the directors) prior to the allotment of the relevant New Preference Shares. Any such Further Preference Shares may either carry rights and restrictions as regards participation in the profits and assets of the Company which are identical in all respects with the New Preference Shares or with any other series of Further Preference Shares or rights and restrictions differing there from in any respect including, but without prejudice to the generality of the foregoing:

(i)	the rate of and/or the basis of calculation of dividend may differ and may be cumulative or non-cumulative;
(ii)	the Further Preference Shares may rank for dividend from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;
(iii)	a premium may be payable on a return of capital or there may be no such premium;
(iv)	the Further Preference Shares may be redeemable on such terms and conditions as may be prescribed by the terms of the issue thereof or may be non-redeemable; and
(v)

the Further Preference Shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after the New Preference Shares in each case on such terms and conditions as may be determined by the terms of issue thereof.

4.5.8	Restrictions of the Company

Unless the directors determine otherwise prior to allotment, the terms of the New Preference Shares shall provide that, save with such consent or sanction on the part of the holders of any New Preference Shares as is required for a variation of the special rights attached to such shares, the directors shall not capitalise any part of the profits of the Company available for distribution or purchase or redeem any shares of the Company if either (i) the preferential dividend on the New Preference Shares for the dividend payment period immediately prior to the date of the proposed capitalisation purchase or redemption is in arrears and it, and any arrears or deficiency of dividend in respect of any preceding dividend payment periods, has not been paid in full or (ii) after such capitalisation, purchase or redemption the amount of the profits of the Company available for distribution would be less than the amount produced by applying to the aggregate amount of the annual dividends (exclusive of any imputed tax credit) payable on the New Preference Share and any other preference shares then in issue ranking as regards dividends pari passu with or in priority to the New Preference Shares such multiple or other formula as may be determined by the directors prior to allotment.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

4.5.9	Definitions

For the purposes of this article 4.5:

(a)	“New Preference Shares” means the 500,000,000 new preference shares of £1 each created in the authorised share capital of the Company by a special resolution dated 10 May 2006; and
(b)

“Existing Preference Shares” means the 100,000,000 83⁄8% cumulative irredeemable preference shares of £1 each, the 100,000,000 83⁄4% cumulative irredeemable preference shares of £1 each, the Sterling New Preference Shares and the Euro New Preference Shares of the Company.

5.	ALLOTMENT AND PRE EMPTION
5.1

Subject to the Act and relevant authority given by the Company in general meeting, the Board has general and unconditional authority to allot, grant options over, or otherwise dispose of, unissued shares of the Company or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms as the Board may decide, except that no share may be issued at a discount.

5.2

The Board may at any time after the allotment of a share, but before a person has been entered in the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

6.	POWER TO ISSUE DIFFERENT CLASSES OF SHARES
6.1

Subject to the Act and to the rights attached to existing shares, new shares may be issued with, or have attached to them, such rights or restrictions as either the Company may by ordinary resolution decide, or, if no such resolution is passed or so far as any pertinent resolution does not make specific provision, as the Board may decide.

6.2

Subject to the Act and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed, and the directors may determine the terms, conditions and manner of redemption of any such shares.

7.	RIGHTS AND RESTRICTIONS ATTACHING TO SHARES

If rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to article 6, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles, as if those rights and restrictions were set out in the articles.

8.	COMMISSION

The Company may exercise all the powers conferred or permitted by the Act of paying commission or brokerage. Subject to the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9.	TRUSTS NOT RECOGNISED

Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and shall not be bound by or otherwise compelled to recognise (even if it has notice of it) any interest in any share other than an absolute right in the holder to the whole of the share.

10.	UNCERTIFICATED SHARES
10.1

Subject to the Act and to the Uncertificated Securities Regulations, the Board has the power to resolve that a class of shares shall become a participating security and/or that a class of shares shall cease to be a participating security.

10.2	Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.
10.3

A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

10.4

The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the Board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

10.5	While a class of shares is a participating security, the articles only apply to an uncertificated share of that class to the extent that they are consistent with:
10.5.1	the holding of shares of that class in uncertificated form;
10.5.2	the transfer of title to shares of that class by means of a relevant system; and
10.5.3	the Uncertificated Securities Regulations.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

SHARE CERTIFICATES

11.	RIGHT TO CERTIFICATE
11.1

A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a certificated share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares or within two months after the relevant Operator instruction is received by the Company (or within any other period as the terms of issue of the shares provide) one certificate for all the certificated shares of a class registered in his name or, in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of shares.

11.2	Where a member transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of certificated shares retained by him.
11.3

The Company is not bound to issue more than one certificate for certificated shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

11.4

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares and shall otherwise comply with the requirements of the UKLA. It shall be issued in such manner as the Board may approve, having regard to the terms of allotment or issue of the shares.

12.	REPLACEMENT CERTIFICATES
12.1

Where a member holds two or more certificates for shares of one class, the Board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for certificated shares of that class.

12.2

At the request of a member, the Board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the Board may decide.

12.3

Where a certificate is worn out or defaced the Board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the Board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional out of pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the Board may decide.

SHARE WARRANTS TO BEARER

13.	SHARE WARRANTS
13.1

Subject to the Statutes, the Company may issue share warrants with respect to any shares that are fully paid up upon written request by a member. The written request shall be in such form, and authenticated by such statutory declaration or other evidence as to identity of the person making the request, as the Board may from time to time require.

13.2

Before the issue of a share warrant, the certificate (if any) for the shares intended to be included in it shall be delivered to the Company and the applicant shall pay to the Company the amount of the stamp duty (if any) on such warrant. The Board shall issue a share warrant within fourteen days of the deposit of the certificate.

13.3

Share warrants shall state that the bearer is entitled to the shares specified in the warrant, and may provide (by coupons or otherwise) for the payment of future dividends or other moneys on and for the distribution of other benefits in respect of the specified shares.

13.4

Subject to the provisions of the Statutes and these articles, the bearer of a share warrant shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the register as the holder of the shares specified in such warrant.

13.5

No bearer of a share warrant will be entitled to attend or vote or exercise any of the rights of a member at any general meeting of the Company, or sign any requisition for, or give notice of intention to submit a resolution to, a meeting, unless at least three days prior to the day appointed for the meeting in the first case, and unless before the requisition or notice is left at the office in the second case, that person shall have deposited the share warrant in respect of which he claims to act, attend or vote at the office (or such other place as the Board may determine), together with a statement in writing of his name and address, and unless the share warrant shall remain so deposited until after the meeting or any adjournment thereof shall have been held. Not more than one name shall be received as that of the holder of a share warrant.

13.6

A voting certificate will be delivered to the person depositing a share warrant stating his name and address and describing the shares represented by the deposited share warrant, which will entitle him or his proxy to attend and vote at any general meeting in the same way as if he were the registered holder of the shares specified in the certificate. The relevant share warrant to which the voting certificate relates shall be returned upon delivery of the voting certificate.

13.7

Except as otherwise provided for in this article 13, no bearer of any share warrant will be entitled to exercise any of the rights of a member without producing the warrant and stating his name and address.

13.8

Where any share warrant or coupon is worn out or defaced the Board may require the share warrant or coupon to be delivered to it before issuing a replacement and cancelling the original. If any share warrant or coupon is lost or destroyed, the Board may cancel it and issue a replacement on such terms as to provision of evidence and indemnity and to payment of exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the Board may decide.

13.9

The shares included in any share warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and the provisions of these articles with reference to the transfer of shares, and to the lien of the Company on shares, shall not apply to the shares included in the share warrant.

326
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

13.10

Upon the surrender of a share warrant to the Company for cancellation, the bearer of a share warrant shall be entitled to have his name entered as a member in the register in respect of the shares included in the warrant, but the Company shall not be responsible for any loss incurred by any person by reason of the Company entering in the register upon the surrender of a warrant the name of any person not the true and lawful owner of the warrant surrendered. A share certificate for the share warrant so surrendered shall be issued within fourteen days of deposit of the warrant.

LIEN

14.	COMPANY'S LIEN ON SHARES NOT FULLY PAID
14.1

The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

14.2

The Board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company's lien (if any) on that share.

15.	ENFORCEMENT OF LIEN BY SALE
15.1	For the purpose of enforcing the lien referred to in article 14, the Board may sell shares subject to the lien in such manner as it may decide provided that:
15.1.1	the due date for payment of the relevant amounts has arrived; and
15.1.2

the Board has served a written notice on the member concerned (or on any person entitled by transmission to the shares) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within 14 clear days after the service of the notice that the Company intends to sell the shares.

15.2

To give effect to a sale, the Board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person entitled by transmission to the shares), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

16.	APPLICATION OF PROCEEDS OF SALE

The net proceeds of a sale effected under article 15, after payment of the Company's costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the Board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member (or person entitled by transmission to the shares) immediately before the sale.

CALLS ON SHARES

17.	CALLS

The Board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not by the terms of issue thereof made payable on a fixed date. Each member shall (on receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company at the time and place specified, the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the Board may decide. A call is deemed made at the time when the resolution of the Board authorising it is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of a call in respect of that share.

18.	POWER TO DIFFERENTIATE

The Board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

19.	INTEREST ON CALLS

If the whole of the amount called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount. This interest will run from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate as the Board may decide. The Board may waive payment of the interest in whole or in part.

20.	PAYMENT IN ADVANCE

The Board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate as the Board may decide.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

21.	AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

An amount (whether in respect of nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non payment, the provisions of these articles as to payment of interest, forfeiture or otherwise apply as if that amount had become payable by virtue of a call.

FORFEITURE

22.	NOTICE IF CALL NOT PAID

If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the Board may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment of the unpaid amount, on a date not less than 7 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non payment. The notice shall state:

(a)	the place where payment is to be made; and
(b)	that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.
23.	FORFEITURE FOR NON COMPLIANCE

If the notice referred to in article 22 is not complied with, a share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the Board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

24.	NOTICE AFTER FORFEITURE

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register.

25.	DISPOSAL OF FORFEITED SHARES
25.1

A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The Company may receive any consideration given for the share on any such sale, re-allotment or other disposal thereof and, to give effect to any such sale or other disposal, the Board may authorise a person to execute a transfer of the share in favour of the person to whom the share is to be sold or otherwise disposed of. The transferee or allottee shall thereupon be registered as the holder of the share and shall not be bound to see to the application of any consideration nor shall his title to the share be affected by any irregularity or invalidity in the proceedings connected with the forfeiture or disposal.

25.2	The Board may before a forfeited share has been sold, re allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.
25.3

A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

26.	ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and if that share is in certificated form, shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate as the Board may decide. The Board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

27.	SURRENDER

The Board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

UNTRACED SHAREHOLDERS

28.	POWER OF SALE
28.1

Subject to the Uncertificated Securities Regulations, the Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

28.1.1

during a period of not less than 12 years before the date of publication of the advertisements referred to in article 28.1.3 (or, if published on two different dates, the first date) (the “relevant period”) at least three cash dividends have become payable in respect of the share;

28.1.2

throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by article 119.1 has been claimed or accepted and, so far as any director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

28.1.3

on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

28.1.4

the Company has not, so far as the Board is aware, during a further period of three months after the date of the advertisements referred to in article 28.1.3 (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

28.2

Where a power of sale is exercisable over a share pursuant to article 28.1 (a “Sale Share”), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of articles 28.1.2 to 28.1.4 (as if the words “throughout the relevant period” were omitted from article 28.1.2 and the words “on expiry of the relevant period” were omitted from article 28.1.3 of this article) shall have been satisfied in relation to the additional share.

28.3

To give effect to a sale pursuant to articles 28.1 or 28.2, the Board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and in relation to an uncertificated share may require the Operator to convert the share into certificated form in accordance with the Uncertificated Securities Regulations. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

29.	APPLICATION OF PROCEEDS OF SALE

The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

TRANSFER OF SHARES

30.	METHOD OF TRANSFER
30.1

A member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in any other form approved by the Board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

30.2	A member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations.
30.3

Subject to the provisions of the Uncertificated Securities Regulations, the transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

30.4

An authority to sign any instrument of transfer granted by a member for the purpose of transferring shares that may be lodged with the Company at its office shall, as between the Company and the member, be deemed to remain in full force and effect, and the Company may allow it to be acted on, until such time as the relevant member gives written notice of its revocation. Notwithstanding notice of revocation has been given, the Company may give effect to any instrument signed under the authority to sign and certified by any officer of the Company as bearing a date earlier than the notice of revocation. The Company shall not be bound to allow the exercise of any act or matter by an agent for a member unless a duly certified copy of such agent's authority has been deposited with the Company at the office.

31.	RIGHT TO REFUSE REGISTRATION
31.1

Subject to this article and article 66, shares of the Company are free from any restriction on transfer. In exceptional circumstances approved by the UKLA, the Board may refuse to register a transfer of certificated shares provided that such refusal would not disturb the market in those shares. Subject to the requirements of the listing rules of the UKLA, the Board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid or the transfer of a certificated share on which the Company has a lien.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

31.2

The Board may also, in its absolute discretion, refuse to register the transfer of a certificated share or a renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

31.2.1	it is in respect of only one class of shares;
31.2.2	it is in favour of (as the case may be) a single transferee or renouncee or not more than four joint transferees or renouncees;
31.2.3	it is duly stamped (if required); and
31.2.4

it is delivered for registration to the office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a person to whom the Company is not required by sections 769, 776, 777 or 778 of the Act to issue a certificate, or in the case of a renunciation) and such other evidence as the Board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

31.3

If the Board refuses to register the transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee together with its reasons for the refusal. An instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to article 136, the Company may retain all instruments of transfer which are registered.

31.4

In accordance with and subject to the provisions of the Uncertificated Securities Regulations, the Operator of the relevant system shall register a transfer of title to any uncertificated share or any renounceable right of allotment of a share which is a participating security held in uncertificated form unless the Uncertificated Securities Regulations permit the Operator of the relevant system to refuse to register such a transfer in certain circumstances in which case the said Operator may refuse such registration.

31.5

In accordance with the Uncertificated Securities Regulations, if the Operator of the relevant system refuses to register the transfer of an uncertificated share or of any such uncertificated renounceable right of allotment of a share it shall, as soon as practicable and in any event within two months after the date on which the relevant system member instruction or issuer instruction (as the case may be) was received by the Operator, send notice of the refusal to the relevant system member or participating issuer (as the case may be).

31.6

In accordance with and subject to the provisions of the Uncertificated Securities Regulations, where title to an uncertificated share is transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, the Company as participating issuer shall register the transfer in accordance with the relevant Operator instruction, but so that the Company may refuse to register such a transfer in any circumstance permitted by the Uncertificated Securities Regulations.

31.7

In accordance with the Uncertificated Securities Regulations, if the Company as participating issuer refuses to register the transfer of title to an uncertificated share transferred by means of a relevant system to a person who is to hold such share in certificated form thereafter, it shall, as soon as practicable and in any event within two months after the date on which the Operator instruction was received by the Company, send notice of the refusal to the transferee.

32.	FEES ON REGISTRATION

The Company will not charge a fee for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register. The Company shall be entitled, if the Board thinks fit, to charge such reasonable fees as the Board may determine for the acceptance and operation of designated accounts in the register.

TRANSMISSION OF SHARES

33.	ON DEATH
33.1

The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

33.2	Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.
34.	ELECTION OF PERSON ENTITLED BY TRANSMISSION
34.1

A person becoming entitled by transmission to a share may, on production of such evidence as, subject to the Act, the Board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

34.2	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall:
34.2.1	if it is a certificated share, execute an instrument of transfer of the share to that person; or
34.2.2	if it is an uncertificated share:
(a)	procure that instructions are given by means of a relevant system to effect transfer of the share to that person; or
(b)	change the share to a certificated share and execute an instrument of transfer of the share to that person.
34.3

All the provisions of the articles relating to the transfer of certificated shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

34.4

The Board may give notice requiring a person to make the election referred to in article 34.1. If that notice is not complied with within 90 days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

35.	RIGHTS ON TRANSMISSION

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 34 and 119, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

FRACTIONS OF SHARES

36.	FRACTIONS
36.1

If, as the result of consolidation and division or sub division of shares, members would become entitled to fractions of a share, the Board may on behalf of the members deal with the fractions as it thinks fit. Subject to the Act and to the Uncertificated Securities Regulations, the Board may, in effecting divisions and/or consolidations, treat a member's shares held in certificated form and uncertificated form as separate holdings. In particular, the Board may:

36.1.1

sell any shares representing fractions to a person (including, subject to the Act, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or, if the Board decides, some or all of the sum raised on a sale may be retained for the benefit of the Company; or

36.1.2

subject to the Act, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or sub division, as the case may be).

36.2

To give effect to a sale pursuant to article 36.1.1 the Board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The Board may also authorise a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

36.3

If shares are allotted or issued pursuant to article 36.1.2, the amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 127. In relation to the capitalisation the Board may exercise all the powers conferred on it by article 127 without an ordinary resolution of the Company.

GENERAL MEETINGS

37.	ANNUAL GENERAL MEETINGS

Subject to the Act, the Company shall hold an annual general meeting in each period of 6 months beginning with the day following its accounting reference date. Such meetings shall be convened by the Board at such time and place as it thinks fit.

38.	CONVENING OF GENERAL MEETINGS BY THE BOARD

The Board may convene a general meeting whenever it thinks fit.

39.	CONVENING OF GENERAL MEETINGS BY REQUIREMENT OF THE MEMBERS
39.1

The Board, on the requirement of members pursuant to the Act, shall call a general meeting: (i) within 21 days from the date on which the Board becomes subject to the requirement; and (ii) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the Board. A general meeting may also be convened in accordance with article 91.

40.	LENGTH AND FORM OF NOTICE
40.1	An annual general meeting shall be called by not less than 21 clear days' notice. All other general meetings shall be called by not less than 14 clear days' notice.
40.2

The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

40.3

The Board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the Board, provided that, if the Company is a participating issuer, the day determined by the Board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

40.4

The notice of meeting shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day)) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

Other information

331
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

41.	OMISSION TO SEND NOTICE

The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to the meeting, or the non receipt of any such notice, document or information by a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.

42.	POSTPONEMENT OF GENERAL MEETINGS

Subject to the Act, if the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time, date or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time, date and/or place. Subject to the Act, when a meeting is so moved and/or postponed, notice of the time, date and place of the moved and/or postponed meeting shall (if practical) be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Board must take reasonable steps to ensure that members trying to attend the general meeting at the original time, date and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in article 59. Any postponed and/or moved meeting may also be postponed and/or moved under this article.

PROCEEDINGS AT GENERAL MEETINGS

43.	QUORUM

Subject to the Act, the quorum for a general meeting is ten qualifying persons present and entitled to vote.

44.	NO BUSINESS TO BE TRANSACTED UNLESS QUORUM PRESENT

No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which shall not be treated as part of the business of the meeting.

45.	PROCEDURE IF QUORUM NOT PRESENT
45.1

If a quorum is not present within thirty minutes (or such longer time as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the Board) decides.

45.2

At an adjourned meeting the quorum is one person present and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the meeting, the adjourned meeting shall be dissolved.

45.3

Subject to article 45.1, save where the time, date and place for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in article 45.1 (in which case notice of the adjourned meeting need not be given), the Company shall give not less than seven clear days' notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

46.	CHAIRMAN
46.1

The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within fifteen minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the members present and entitled to vote shall choose one of their number to be chairman.

46.2

Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

47.	RIGHT TO ATTEND AND SPEAK
47.1	Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.
47.2	The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.
48.	POWER TO ADJOURN
48.1

The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn a meeting from time to time and from place to place or for an indefinite period.

48.2

Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

48.2.1	secure the proper and orderly conduct of the meeting;
48.2.2	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or
48.2.3	ensure that the business of the meeting is properly disposed of.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

49.	NOTICE OF ADJOURNED MEETING
49.1

Whenever a meeting is adjourned for 28 days or more or for an indefinite period pursuant to article 48, at least seven clear days' notice shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to article 48 or of the business to be transacted at the adjourned meeting.

49.2

The Board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this article are those persons entered on the register at the close of business on a day determined by the Board, provided that, if the Company is a participating issuer, the day determined by the Board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

49.3

The notice of an adjourned meeting given in accordance with this article shall also specify a time (which shall not be more than 48 hours (excluding any part of a day that is not a working day) before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

50.	BUSINESS AT ADJOURNED MEETING

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

51.	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

(a)	participate in the business for which the meeting has been convened;
(b)	hear and see all persons present who speak (whether by the use of microphones, loud speakers, audio visual communications equipment or otherwise), whether in the meeting place or elsewhere; and
(c)	be heard and seen by all other persons present in the same way.
52.	SECURITY

The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board may authorise one or more persons, who shall include a director or the secretary or the chairman of the meeting to:

(a)	refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and
(b)	eject from a meeting any person who causes the proceedings to become disorderly.

VOTING

53.	METHOD OF VOTING
53.1

At a general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is properly demanded by:

53.1.1	the chairman of the meeting;
53.1.2	not less than five members entitled to vote on the resolution;
53.1.3

a member or members representing in aggregate not less than ten per cent. of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares);

53.1.4

a member or members holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than ten per cent. of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares); or

53.1.5

by any member present in person or by proxy in the case of a resolution approving an off-market purchase of the Company's own shares pursuant to section 694 of the Act. For the purposes of article 53.1.2 above, a demand by a proxy counts as a demand by the member. For the purposes of article 53.1.3 above, a demand by a proxy counts as a demand by a member representing the voting rights that the proxy is authorised to exercise. For the purposes of article 53.1.4 above, a demand by a proxy counts as a demand by a member holding the shares to which those rights are attached.

53.2

On a vote on a resolution at a meeting on a show of hands a declaration by the chairman that the resolution has or has not been passed, or has or has not been passed by a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with section 355 of the Act is also conclusive evidence of that fact without such proof.

Other information

333
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

54.	PROCEDURE ON A POLL
54.1

If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time, date and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

54.2

A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time, date and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

54.3

No notice need be given of a poll not taken immediately if the time, date and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time, date and place at which the poll shall be taken.

54.4

The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

54.5

The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

54.6	On a poll taken at a general meeting of the Company, a member present and entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
55.	VOTES OF MEMBERS
55.1	Subject to special rights or restrictions as to voting attached to any class of shares by or in accordance with the articles, on a vote on a resolution:
55.1.1	on a show of hands at a meeting:
(a)	every member present (not being present by proxy) and entitled to vote on the resolution has one vote; and
(b)	every proxy present who has been duly appointed by a member entitled to vote on the resolution has one vote, except where:
(i)	that proxy has been duly appointed by more than one member entitled to vote on the resolution; and
(ii)	the proxy has been instructed:
(A)	by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution; or
(B)

by one or more of those members to vote in the same way on the resolution (whether for or against) and one or more of those members has permitted the proxy discretion as to how to vote, in which case, the proxy has one vote for and one vote against the resolution; and

55.1.2	on a poll taken at a meeting, every member present and entitled to vote on the resolution has one vote in respect of each share held by the relevant member.
55.2

In the case of joint holders of a share, only the vote of the senior holder who votes (and any proxy duly authorised by him) may be counted by the Company. For the purposes of this article, the senior holder of a share is determined by the order in which the names of the joint holders appear in the register.

55.3

A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may, on a poll, vote by proxy if evidence (to the satisfaction of the Board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the articles for the delivery or receipt of forms of appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

56.	NO CASTING VOTE

In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

57.	RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

Unless the Board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of any class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non payment.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

58.	VOTING BY PROXY
58.1

Subject to article 58.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

58.2

Subject to the Act, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of article 58.1.

58.3	For the purposes of articles 58.1 and 58.2, the Board may require such reasonable evidence it considers necessary to determine:
58.3.1	the identity of the member and the proxy; and
58.3.2	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.
58.4

A member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and to vote (both on a show of hands and on a poll) on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

58.5	A proxy need not be a member.
58.6

A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

58.7	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.
58.8

The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Board.

58.9

Subject to the Act and the requirements of the listing rules and disclosure and transparency rules of the UKLA, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

59.	APPOINTMENT OF PROXY
59.1	The form of appointment of a proxy and any reasonable evidence required by the Board in accordance with article 58.3 shall be:
59.1.1

subject to articles 59.1.3 and 59.1.4, in the case of an instrument of proxy in hard copy form, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting not less than 48 hours (excluding any part of a day that is not a working day) before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

59.1.2	subject to articles 59.1.3 and 59.1.4, in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address:
(a)	in the notice calling the meeting;
(b)	in an instrument of proxy sent out by the Company in relation to the meeting;
(c)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or
(d)

on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept, received at such address not less than 48 hours (excluding any part of a day that is not a working day) before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

59.1.3

in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by articles 59.1.1 or 59.1.2 not less than 24 hours (excluding any part of a day that is not a working day) before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

59.1.4

in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

An appointment of proxy not delivered or received in accordance with this article is invalid.

Other information

335
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

59.2

Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by electronic means in the form of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be so made. The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

60.	VALIDITY OF ACTIONS BY PROXY OR REPRESENTATIVE OF A CORPORATION
60.1

The Company is not obliged to verify that a proxy or representative of a corporation has acted in accordance with the terms of his appointment and any failure to so act in accordance with the terms of his appointment shall not affect the validity of any proceedings at a meeting of the Company.

60.2

The termination of the authority of a person to act as proxy or as the duly authorised representative of a member which is a corporation does not affect whether he counts in deciding whether there is a quorum at a meeting, the validity of anything he does as chairman of a meeting, the validity of a poll demanded by him at a meeting, or the validity of a vote given by that person unless notice of the termination was received by the Company at the office or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was sent by electronic means, at the address at which the form of appointment was received, not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

61.	CORPORATE REPRESENTATIVES

In accordance with the Act, a corporation which is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company (a “representative”). A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

62.	OBJECTIONS TO AND ERROR IN VOTING

No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the decision of the meeting on any resolution if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is conclusive and binding on all concerned.

63.	AMENDMENTS TO SPECIAL RESOLUTIONS

No amendment to a resolution duly proposed as a special resolution (other than an amendment to correct a patent error) may be considered or voted on.

64.	AMENDMENTS TO ORDINARY RESOLUTIONS

No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error) may be considered or voted on unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

(b)

the chairman in his absolute discretion decides that the amendment may be considered or voted on.If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

65.	CLASS MEETINGS

Save for the circumstances set out in section 334(2) and section 334(2A) of the Act, a separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as a general meeting, except that:

(a)	no member is entitled to notice of it or to attend unless he is a holder of shares of that class;
(b)	no vote may be cast except in respect of a share of that class;
(c)

the quorum at a meeting (other than an adjourned meeting) is two qualifying persons present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, at least one third in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares);

(d)	the quorum at an adjourned meeting is one qualifying person present and entitled to vote and holding, representing or authorised to exercise voting rights in respect of, shares of that class;
(e)	where a person is present by proxy or proxies, that person shall be treated as holding only the shares in respect of which those proxies are authorised to exercise voting rights; and
(f)	any holder of shares of that class present and entitled to vote may demand a poll.

336
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

66.	FAILURE TO DISCLOSE INTERESTS IN SHARES
66.1

Having regard to the requirements of the listing rules of the UKLA, where notice is served by the Company under section 793 of the Act (a “section 793 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares allotted or issued after the date of the section 793 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 793 notice, the following sanctions apply, unless the Board otherwise decides:

66.1.1

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

66.1.2	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (excluding any share of their class held as treasury shares):
(a)

a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to article 126, to receive shares instead of a dividend; and

(b)	no transfer of any certificated default shares shall be registered unless the transfer is an excepted transfer or:
(i)	the member is not himself in default in supplying the information required; and
(ii)	the member proves to the satisfaction of the Board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.
66.2

For the purpose of enforcing the sanction in article 66.1.2(b), the Board may give notice to the member requiring the member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any default shares held in certificated form to uncertificated form. If the member does not comply with the notice, the Board may require the Operator to convert default shares held in uncertificated form into certificated form in the name and on behalf of the member in accordance with the Uncertificated Securities Regulations.

66.3	The sanctions under article 66.1 cease to apply seven days after the earlier of:
66.3.1	receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and
66.3.2	receipt by the Company, in a form satisfactory to the Board, of all the information required by the section 793 notice.
66.4

Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 793 notice to another person, it shall at the same time send a copy of the section 793 notice to the member, but the accidental omission to do so, or the non receipt by the member of the copy, does not invalidate or otherwise affect the application of articles 66.1 or 66.2.

66.5	For the purposes of this article 66:
66.5.1

a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

66.5.2	“interested” shall be construed as it is for the purpose of section 793 of the Act;
66.5.3

reference to a person having failed to give the Company the information required by a section 793 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

66.5.4	the “prescribed period” means 14 days;
66.5.5	an “excepted transfer” means, in relation to shares held by a member:
(a)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or
(b)

a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(c)

a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

66.6	The provisions of this article are in addition and without prejudice to the provisions of the Act.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

67.	NUMBER OF DIRECTORS

Unless and until otherwise decided by the Company by ordinary resolution the number of directors must not be less than six and must not be more than twenty.

68.	POWER OF THE COMPANY TO APPOINT DIRECTORS

Subject to the articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the Board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

69.	POWER OF THE BOARD TO APPOINT DIRECTORS

Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles, the Board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the Board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during that meeting. He is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

70.	MANAGING AND EXECUTIVE DIRECTORS
70.1

The Board may from time to time appoint one or more directors to be Managing Director, Executive Director, joint Managing Directors or joint Executive Directors of the Company either for a fixed or an indefinite term and may from time to time, without prejudice to the terms of any agreement entered into in any particular case, remove or dismiss such persons and appoint others in their place.

70.2

A Managing Director or Executive Director shall, without prejudice to the terms of any agreement between him and the Company, be subject to the same provisions as to retirement by rotation, resignation and removal as the other directors and, if for any reason he ceases to hold the office of director, he shall immediately cease to be a Managing Director or Executive Director (as the case may be), but without prejudice to any claims for damages for any breach of contract of service between him and the Company.

70.3

A Managing Director or Executive Director shall receive such remuneration (whether by way of salary, commission and/or participation in profits, and whether in substitution for or in addition to his remuneration as a director) as the Board may decide.

71.	ELIGIBILITY OF NEW DIRECTORS
71.1	No person other than a director retiring (by rotation or otherwise) may be appointed or reappointed a director at a general meeting unless:
71.1.1	he is recommended by the Board; or
71.1.2

not less than seven nor more than 21 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company's register of directors, (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the office.

71.2	A director need not be a member.
72.	VOTING ON RESOLUTION FOR APPOINTMENT

A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

73.	RETIREMENT BY ROTATION
73.1

Subject to article 73.2, at each annual general meeting one third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not less than one third, shall retire from office provided that if there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

73.2	If any one or more directors:
73.2.1	were last appointed or reappointed three years or more prior to the meeting;
73.2.2	were last appointed or reappointed at the third immediately preceding annual general meeting; or
73.2.3	at the time of the meeting will have served more than eight years as a non executive director of the Company (excluding as the chairman of the Board),

he or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of directors required to retire under article 73.1 shall be increased to the extent necessary to comply with this article.

74.	DIRECTORS SUBJECT TO RETIREMENT

Subject to the Act and the articles, the directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the Board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the directors after that time but before the close of the meeting.

75.	POSITION OF RETIRING DIRECTOR

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

76.	DEEMED REAPPOINTMENT

At a general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director shall be, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

77.	NO RETIREMENT ON ACCOUNT OF AGE

No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age.

78.	REMOVAL BY ORDINARY RESOLUTION

In addition to any power of removal conferred by the Act, the Company may by ordinary resolution remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

79.	VACATION OF OFFICE BY DIRECTOR
79.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in the articles, the office of a director is vacated if:
79.1.1	he resigns by notice delivered to the secretary at the office or tendered at a Board meeting;
79.1.2	where he has been appointed for a fixed term, the term expires;
79.1.3	he ceases to be a director by virtue of a provision of the Act, is removed from office pursuant to the articles or becomes prohibited by law from being a director;
79.1.4

he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

79.1.5

he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the Board resolves that his office be vacated;

79.1.6

both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

79.1.7

at a meeting of the Board specially convened for the purpose of considering the same a resolution to the effect that he ceases to be a director shall be passed by a majority consisting of not less than three-quarters of the whole number of directors.

79.2	A resolution of the Board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.
79.3	If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the Board.

ALTERNATE DIRECTORS

80.	APPOINTMENT
80.1

A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the Board, or in any other manner approved by the Board, appoint as his alternate director:

80.1.1	another director, or
80.1.2	another person approved by the Board and willing to act.

No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the Act has been received at the office or tabled at a meeting of the Board.

80.2	An alternate director need not be a member and shall not be counted in reckoning the number of directors for the purpose of article 67.
81.	REVOCATION OF APPOINTMENT

A director may by notice delivered to the secretary at the office or tabled at a meeting of the Board revoke the appointment of his alternate director and, subject to the provisions of article 80, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he had not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

82.	PARTICIPATION IN BOARD MEETINGS

An alternate director shall be, if he gives the Company an address in the United Kingdom at which notices may be served on him or an address at which notices may be served on him by electronic means, entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the Board and committees of the Board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

83.	RESPONSIBILITY

A person acting as an alternate director shall be an officer of the Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

84.	DIRECTORS' FEES
84.1

Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the Board decides (not exceeding £1,500,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions and manner as the Board decides or, if no decision is made, equally. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles or otherwise and accrues from day to day.

84.2

Subject to the Act and to the articles and the requirements of the listing rules of the UKLA, the Board may arrange for part of a fee payable to a director under this article to be provided in the form of fully paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the Board and shall be applied in the purchase or subscription of shares on behalf of the relevant director. In the case of a subscription of shares, the subscription price per share shall be deemed to be the closing middle market quotation for a fully paid share of the Company of that class as published in the Daily Official List of the London Stock Exchange (or such other quotation derived from such other source as the Board may deem appropriate) on the day of subscription.

85.	ADDITIONAL REMUNERATION

A director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company or its business may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the Board may decide.

86.	EXPENSES

A director is entitled to be repaid all reasonable travelling, hotel and other expenses incurred by him in the performance of his duties as director including expenses incurred in attending meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of a class of shares or debentures. Subject to the Act, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

87.	REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 86 had he been a director.

88.	DIRECTORS' PENSIONS AND OTHER BENEFITS
88.1

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

88.1.1	the Company;
88.1.2	a company which is or was a subsidiary undertaking of the Company;
88.1.3	a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or
88.1.4

a predecessor in business of the Company or of a subsidiary undertaking of the Company, (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person.

88.2	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under article 88.1 and is not obliged to account for it to the Company.
89.	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

POWERS AND DUTIES OF THE BOARD

90.	POWERS OF THE BOARD

Subject to the Act, the articles and to directions given by the Company in general meeting of the Company, the business and affairs of the Company shall be managed by the Board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the articles and no direction given by the Company shall invalidate a prior act of the Board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the Board do not limit the general powers given by this article.

91.	POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

92.	POWERS OF EXECUTIVE DIRECTORS

The Board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular the Board may grant the power to sub delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the director. The Board may at any time revoke the delegation or alter its terms and conditions.

93.	DELEGATION TO COMMITTEES

The Board may delegate any of its powers, authorities and discretions (with power to sub delegate) to a committee consisting of one or more persons (whether a member or members of the Board or not) as it thinks fit. A committee may exercise its power to sub delegate by sub delegating to any person or persons (whether or not a member or members of the Board or of the committee). The Board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the Board (including the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 70 or 84 to 89) and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

94.	AGENTS

The Board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular the Board may grant the power to sub delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

95.	ASSOCIATE DIRECTORS

The Board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Act or the articles.

96.	EXERCISE OF VOTING POWERS

Subject to article 99, the Board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company).

97.	PROVISION FOR EMPLOYEES

The Board may exercise the powers conferred on the Company by the Act to make provision for the benefit of a person (other than a director, former director or shadow director) employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

98.	REGISTERS

Subject to the Act and the Uncertificated Securities Regulations, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of such a register.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

99.	BORROWING POWERS
99.1

Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

99.2

The Board shall procure that the Company and its subsidiary undertakings shall not, without a previous sanction of the Company in general meeting, exercise their powers to borrow money (but in relation to its subsidiary undertakings only insofar as by the exercise of voting or other rights or powers of control the Company is able so to procure) if immediately thereafter the aggregate of the borrowings of the Company and its subsidiary undertakings exceed twice the aggregate of Share Capital and Consolidated Reserves. For the purposes of the said limit the issue of debentures shall be deemed to constitute borrowing notwithstanding that the same may be issued in whole or part for a consideration other than cash.

99.3	“Share Capital and Consolidated Reserves” means the aggregate of:
99.3.1	the amount paid up or credited as paid up on the share capital of the Company; and
99.3.2

the aggregate amounts of the consolidated capital and revenue reserves (including share premium account, capital redemption reserve and profit and loss account) of the Company and its subsidiary undertakings, all as shown by the then latest audited consolidated balance sheet of the Company and its subsidiary undertakings but:

(a)

adjusted as may be appropriate and practicable in respect of (i) any subsequent variation in the paid up share capital or share premium account of the Company, and so that for this purpose if the Company has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys (not being moneys payable later than three months after the date of allotment) shall be deemed to have been paid up at the date when the underwriting became unconditional; (ii) any unconsolidated subsidiary undertaking; (iii) any companies which since the date of such balance sheet have become or have ceased to be subsidiary undertakings; and (iv) any companies which will become or cease to be subsidiary undertakings as a result of the transaction in relation to which the calculation falls to be made;

(b)

after making an appropriate deduction in respect of any distribution other than to the Company or another subsidiary undertaking out of profits earned prior to the date of such balance sheet and not provided for therein;

(c)	deducting any amounts attributable to goodwill or other intangible assets;
(d)	excluding any amounts set aside for taxation and any amounts attributable to minority interests in subsidiary undertakings;
(e)	deducting a sum equivalent to any debit balance on profit and loss account;
(f)	adding an appropriate sum equivalent to any credit balance representing unallocated divisible surplus in relation to the long term insurance liabilities of the Company and its subsidiary undertakings;
(g)

adding an appropriate sum equivalent to the Company's share of the embedded value arising from future after tax profits on in force covered long term business written by the Company and its subsidiary undertakings;

(h)	after making such adjustments as the Board may consider appropriate in relation to any surplus or deficit on any retirement benefit scheme; and
(i)

after making such adjustments as may be necessary to avoid any duplicative effect produced by the making of any of the adjustments prescribed above, and such other adjustments (if any) as the Board in agreement with the auditors may consider appropriate.

99.4	For the purposes of article 99.2, the following shall be deemed not to be borrowings:
99.4.1	borrowings in connection with the investment assets of ordinary long-term insurance funds;
99.4.2	moneys deposited with the Company or any of its subsidiary undertakings in connection with insurance business or with any staff saving scheme;
99.4.3	amounts secured by policies, guarantees, indemnities, bonds or contracts issued or given by the Company or any of its subsidiary undertakings in the course of its business as an insurance company;
99.4.4

moneys deposited with, borrowings made by or amounts secured by guarantees, indemnities, bonds or contracts issued or given by the Company or any of its subsidiary undertakings in connection with banking business;

99.4.5	borrowings by any subsidiary undertaking the shares of which are listed on any stock exchange; and
99.4.6

monies borrowed by way of subordinated debt if and to the extent that the Board considers that it would be inappropriate to categorise those monies as borrowings for the purpose of this article on the basis of the extent to which the terms of the debt issued have characteristics equivalent to equity.

99.5	For the purposes of article 99.2, borrowings expressed in a currency other than sterling shall be converted into sterling as follows:
99.5.1

as regards a borrowing shown as outstanding in whole or in part in the then latest audited consolidated balance sheet of the Company and its subsidiary undertakings, at the rate of exchange adopted for the purpose of that balance sheet;

99.5.2

as regards a borrowing shown as outstanding in whole or in part in the then latest audited balance sheet of an unconsolidated subsidiary undertaking, at the rate of exchange adopted for the purpose of that balance sheet or, if that balance sheet is not written in sterling, at the rate of exchange ruling in London at the close of business on the date of such balance sheet; and

99.5.3

as regards other borrowings (that is to say those borrowings no part of which was outstanding at the date of the relevant balance sheet) at the rates of exchange ruling in London at the close of business on the date upon which they were incurred; but so that

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

99.5.4	an overdraft or other borrowing on current account expressed in a currency other than sterling shall be converted:
(a)	if at the date of the relevant balance sheet any amount was outstanding on that overdraft or current account, at the rates indicated in paragraphs 99.5.1 or 99.5.2 of this article 99.5; and
(b)

if no such amount was then outstanding at the rates of exchange ruling in London at the close of business on the date upon which, since the date of such balance sheet, the overdraft or current account was first in debit, notwithstanding, in either case, its subsequent repayment and a later borrowing on the same account. For the purposes of this article, “sterling” means the lawful currency of the United Kingdom and the certificate of the auditors as to any relevant rate of exchange shall be conclusive and binding.

99.6

No lender or other person dealing with the Company shall be concerned to see or enquire whether this limit is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

99.7

Any certificate of the auditors as to the amount of Share Capital and Consolidated Reserves or of borrowings (including any adjustments required or permitted by this article) shall be conclusive and binding on all concerned.

100.	REGISTER OF CHARGES

The Company shall keep a register of charges in accordance with the Act and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by or under the Act or, failing which, decided by the Board.

101.	DIRECTORS' INTERESTS
101.1

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company or arrangement or proposed arrangement with which the Company or any subsidiary is connected shall declare the nature of his interest to the other directors as soon as reasonably practicable, subject to article 101.5.

101.2

The Board may authorise any matter proposed or declared to it which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act. In giving any authorisations under this article, the Board may impose such limits or conditions as it thinks fit and may vary or terminate any such authorisation at any time.

101.3	For the purposes of this article 101, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.
101.4	Any authorisation under article 101.2 will be effective only if:
101.4.1	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and
101.4.2	the matter was agreed to without such director(s) voting or would have been agreed to if the votes(s) of such director(s) had not been counted.
101.5	A director need not declare an interest under this article 101:
101.5.1	if his interest cannot reasonably be regarded as likely to give rise to a conflict of interest;
101.5.2	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);
101.5.3

if, or to the extent that, his interest concerns terms of his service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under these articles; or

101.5.4

if the director is not aware of his interest or is not aware of the contract, arrangement, transaction or proposal in question (and for this purpose a director is treated as being aware of matters which he ought reasonably to be aware).

101.6

If a director has declared to the Board the nature and extent of any direct or indirect interest of his where required in accordance with this article 101 or where no declaration of interest is required pursuant to article 101.5, the director may (subject to compliance with any applicable requirements of the Act), notwithstanding his office:

101.6.1	may be a party to, or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise directly or indirectly interested;
101.6.2

act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the Board may decide; and

101.6.3	be a director or other officer of, or employed by, or be otherwise interested in, any body corporate in which the Company is otherwise directly or indirectly interested.
101.7

A director may not vote on or be counted in the quorum in relation to a resolution of the Board concerning a transaction or arrangement to which the Company is or is to be a party and in which he has a direct or indirect interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

101.7.1

the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

101.7.2

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

101.7.3

a transaction or arrangement concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub underwriting of which he is to participate;

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

101.7.4

a transaction or arrangement to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he and any persons connected with him is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company”), if he does not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Act) representing one per cent or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of or the voting rights in the relevant company;

101.7.5

a transaction or arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

101.7.6	a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.
101.8

A director may not vote on or be counted in the quorum in relation to a resolution of the Board or committee of the Board concerning his own appointment (including, without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is directly or indirectly interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In that case, each of the directors concerned (if not otherwise debarred from voting under this article 101) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.9

The Board may exercise the voting rights conferred by the shares in any other company held or owned by the Company in such manner in all respects as the Board thinks fit, including the exercise of such voting rights in favour of any resolution appointing the Company or all or any of the directors as directors or officers of any such company or providing for the payment of remuneration to the directors or officers of such other company.

101.10

If a question arises at a meeting as to the materiality of a director's interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned is conclusive and binding on all concerned.

101.11

If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

101.12

A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director and in respect of which he owes a duty of confidentiality to another person. In particular:

101.12.1	he will be under no obligation to disclose any such information to the Board or to any director or other officer or employee of the Company; and
101.12.2

any failure on his part to use or apply any such information in performing his duties as a director will not constitute a breach by him of his duty under section 172 or section 174 of the Act.
However, to the extent that his relationship with that other person gives rise to an interest of his which conflicts, or possibly may conflict, with the interests of the Company, this article 101.12 applies only if the existence of that relationship has been authorised by the Board pursuant to article 101.2. This article 101.12 is without prejudice to any equitable principle or rule of law which may excuse the director from disclosing information in circumstances where disclosure would otherwise be required under this article 101.

101.13

Where a director finds himself in a situation in which he has an interest which conflicts, or possibly may conflict, with an interest of the Company, the general duties which he owes to the Company by virtue of sections 171 to 177 of the Act will not be infringed by anything done (or omitted to be done) in accordance with the following provisions. The director may, for so long as he reasonably believes the situation subsists:

101.13.1	absent himself from meetings of the Board or from the discussion of any matter at a meeting; and/or
101.13.2	make such arrangements as he sees fit for board papers to be received and read by a professional adviser on his behalf; and/or
101.13.3

behave in any other way authorised by any guidance which may from time to time be issued by the Board. This article 101.13 is without prejudice to any equitable principle or rule of law which may excuse the director from disclosing information in circumstances where disclosure would otherwise be required under this article 101.

101.14

For the purposes of this article 101, any interest of a person who is for the purposes of the Act connected with (within the meaning of section 252 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. This article 101 applies to an alternate director as if he were a director otherwise appointed.

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101.15

A director shall not be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

101.15.1

the acceptance, entry into or existence of which has been approved by the Board pursuant to article 101.2 (subject, in any such case, to any limits or conditions to which such approval was subject); or

101.15.2

which he is permitted to hold or enter into by virtue of article 101.6, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act. No transaction or arrangement approved or permitted pursuant to this article 101 shall be liable to be avoided on the ground of any such interest or benefit.

101.16	The acceptance of a benefit from a third party by a director will not constitute a breach of section 176 of the Act if:
101.16.1	the receipt of the benefit is disclosed to and approved by the Board within a reasonable time of its receipt; or
101.16.2

the amount or (where the benefit is not a cash sum) the value of the benefit is such that its acceptance cannot reasonably be regarded as likely to give rise to a conflict of interest, even if the benefit was conferred by reason of his being a director. For the purposes of this article 101.16, the Board may from time to time prescribe an amount below which, in its view, the amount or value of a benefit is such that its acceptance cannot reasonably be regarded as likely to give rise to a conflict of interest.

101.17

Any declaration required by this article 101 may be made at a meeting of the Board or by notice in writing in accordance with section 184 of the Act or by general notice in accordance with section 185 of the Act or otherwise in accordance with section 177 of the Act.

101.18

Subject to the Act, the Company may by ordinary resolution suspend or relax the provisions of this article 101 to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this article 101.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

102.	BOARD MEETINGS

Subject to the articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

103.	NOTICE OF BOARD MEETINGS

Two directors may and, on the request of two directors the secretary shall summon a Board meeting at any time. Notice of a Board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or by electronic means to an address given by him to the Company for that purpose or sent in writing to him at his last known address or another address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a Board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom may request that notices of Board meetings during his absence be sent in hard copy form or by electronic means to him to an address given by him to the Company for that purpose. If no request is made (and/or if no such non United Kingdom address is given) it is not necessary to give notice of a Board meeting to a director who is absent from the United Kingdom.

104.	QUORUM

The quorum necessary for the transaction of business may be decided by the Board and until otherwise decided is four directors present in person or by alternate director. A duly convened meeting of the Board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the Board.

105.	CHAIRMAN OF BOARD

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within fifteen minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

106.	VOTING

Questions arising at a meeting of the Board are determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

107.	PARTICIPATION BY TELEPHONE

A director or his alternate director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in the quorum and entitled to vote. Subject to the Act, all business transacted in this way by the Board or a committee of the Board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board although fewer than two directors or alternate directors are physically present at the same place. The

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

108.	RESOLUTION IN WRITING

A resolution in writing executed by all directors for the time being entitled to receive notice of a Board meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, or by all members of a committee of the Board for the time being entitled to receive notice of a committee meeting, who would have been entitled to vote on the resolution at the meeting and not being less than a quorum, is as valid and effective for all purposes as a resolution passed at a meeting of the Board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor.

109.	PROCEEDINGS OF COMMITTEES
109.1

Proceedings of any committee of the Board consisting of two or more members shall be conducted in accordance with terms prescribed by the Board (if any). Subject to those terms and article 109.2, proceedings shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the Board.

109.2

Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

110.	RECORDS OF PROCEEDINGS
110.1	The Board shall cause minutes to be made in books kept for the purpose:
110.1.1	of all appointments of officers and committees made by the Board and of any remuneration fixed by the Board; and
110.1.2

of all proceedings of general meetings of the Company, of the holders of any class of shares in the Company, and of the Board, and of committees of the Board, including the names of the directors present at each such meeting.

110.2	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are evidence of the proceedings at the meeting.
110.3	The Board shall cause records to be made in books kept for the purpose of all directors' written resolutions.
110.4	All such minutes and written resolutions must be kept for at least 10 years from the date of the meeting or written resolution, as the case may be.
111.	VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director, alternate director or member of a committee shall be valid notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office, or had ceased to hold office, or were not entitled to vote on the matter in question.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

112.	SECRETARY
112.1

Subject to the Act, the Board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. The Board may remove a person appointed pursuant to this article from office and appoint another or others in his place.

112.2

Any provision of the Act or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

113.	AUTHENTICATION OF DOCUMENTS

A director or the secretary or another person appointed by the Board for the purpose may authenticate documents affecting the constitution of the Company (including the articles) and resolutions passed by the Company or holders of a class of shares or the Board or a committee of the Board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

SEALS

114.	SAFE CUSTODY

The Board shall provide for the safe custody of every seal.

115.	APPLICATION OF SEALS

A seal may be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The Board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the Board:

(a)

share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(b)	every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director, or by one director in the presence of a witness who attests his signature.

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DIVIDENDS AND OTHER PAYMENTS

116.	DECLARATION OF DIVIDENDS

Subject to the Act and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the Board.

117.	INTERIM DIVIDENDS

Subject to the Act, the Board may declare and pay such interim dividends (including a dividend payable at a fixed rate) as appear to it to be justified by the profits of the Company available for distribution. No interim dividend shall be declared or paid on shares which do not confer preferred rights with regard to dividend if, at the time of declaration, any dividend on shares which do confer a right to a preferred dividend is in arrears. If the Board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

118.	ENTITLEMENT TO DIVIDENDS
118.1	Except as otherwise provided by the rights attached to, or the terms of issue of, shares:
118.1.1

a dividend shall be declared and paid according to the amounts paid up or credited as paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up or credited as paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share; and

118.1.2

dividends shall be apportioned and paid proportionately to the amounts paid up on the shares or credited as paid up during any portion or portions of the period in respect of which the dividend is paid.

118.2

Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency. The Board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

118.3

In ascertaining the profits of the Company or of any class or branch of business of the Company, the Board may act upon any valuation or estimate of the Company's outstanding risks or obligations whether based upon the experience of the Company or any other company or otherwise arrived at.

118.4

No dividends shall be paid otherwise than out of the Company's profits available for distribution under the provisions of the Act and the Board's declaration as to the amount of the profits shall be conclusive.

119.	METHOD OF PAYMENT
119.1	The Company may pay any dividend, interest or other amount payable in respect of a share:
119.1.1	in cash;
119.1.2	by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company's option, be crossed “account payee” where appropriate);
119.1.3	by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment;
119.1.4

if the Board so decides, by means of a relevant system in respect of an uncertificated share, subject to any procedures established by the Board to enable a holder of uncertificated shares to elect not to receive dividends by means of a relevant system and to vary or revoke any such election; or

119.1.5	by such other method as the person entitled to the payment may in writing direct and the Board may agree.
119.2	The Company may send a cheque, warrant or money order by post:
119.2.1	in the case of a sole holder, to his registered address;
119.2.2	in the case of joint holders, to the registered address of the person whose name appears first in the register;
119.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 135.2; or
119.2.4	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.
119.3	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:
119.3.1

the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and

119.3.2

for any of the purposes of this article 119, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

119.4

Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

119.5

Without prejudice to article 66, the Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the Board may reasonably require.

119.6

The Company may, at the request of a member, issue to that member a duplicate tax voucher in respect of any dividend, interest or other money payable in respect of shares held by him and shall be entitled to charge a fee as the Board shall from time to time determine in respect of each duplicate tax voucher.

Other information

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Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

120.	DIVIDENDS NOT TO BEAR INTEREST

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

121.	RESERVES AND CARRY FORWARD

The Board may, before recommending any dividend, set aside out of the Company's profits and carry to reserve such sums as it thinks proper which shall, in the Board's discretion, be applicable for any purpose to which the Company's profits may be properly applied and, pending such application, may, in its discretion, either be employed in the Company's business or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit. The Board may divide the reserve into separate accounts for special purposes and may consolidate into one reserve fund any such separate accounts (whether in whole or in part). Any part of the reserve which the Board may at any time declare to be in excess of the amount necessary to be retained may be applicable as profits available for dividends. The Board may also, without placing such profits to reserve, carry forward any profits which it may think inexpedient to divide.

122.	CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS ETC.

The Board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

123.	UNCLAIMED DIVIDENDS ETC.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

124.	UNCASHED DIVIDENDS

If, in respect of a dividend or other amount payable in respect of a share, on three consecutive occasions:

(a)	a cheque, warrant or money order is returned undelivered or left uncashed; or
(b)	a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose.

125.	PAYMENT OF DIVIDENDS IN SPECIE

Without prejudice to article 66, the Board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the Board may settle it as it thinks fit and in particular, may:

(a)	issue fractional certificates (or ignore fractions);
(b)	fix the value for distribution of the specific assets (or any part of them);
(c)	decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and
(d)	vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the Board.
126.	PAYMENT OF SCRIP DIVIDENDS
126.1

Subject to the Act, but without prejudice to article 66, the Board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares in either case credited as fully paid (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the Board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

126.2

Where a resolution under article 126.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

126.3

A resolution under article 126.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

126.4

The Board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle market quotations for a fully paid share of the Company of that class derived from the Daily Official List of the London Stock Exchange (or such other average value derived from such other source as the Board may deem appropriate) for the business day on which the relevant class of shares is first quoted “ex” the relevant dividend (or such other date as the Board may deem appropriate)

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and the four subsequent business days or shall be as determined by or in accordance with the resolution under article 126.1. A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

126.5

The Board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under article 126.1), including:

126.5.1	the giving of notice to holders of the right of election offered to them;
126.5.2	the provision of forms of election (whether in respect of a particular dividend or dividends generally);
126.5.3	determination of the procedure for making and revoking elections;
126.5.4	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and
126.5.5

the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

126.6

The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in article 126.4. For that purpose, the Board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the Board capitalising part of the reserves has the same effect as if the Board had resolved to effect the capitalisation with the authority of an ordinary resolution of the Company pursuant to article 127. In relation to the capitalisation the Board may exercise all the powers conferred on it by article 127 without an ordinary resolution of the Company.

126.7

The new shares rank pari passu in all respects with each other and with the fully paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

126.8	In relation to any particular proposed dividend, the Board may in its absolute discretion decide:
126.8.1	that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or
126.8.2

at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

127.	CAPITALISATION OF PROFITS

Subject to the Act, the Board may, with the authority of an ordinary resolution of the Company:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or
(ii)

paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than £5, or such other sum as the Board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the members concerned) an agreement with the Company providing for either:
(iii)	the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or
(iv)

the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(e)	generally do all acts and things required to give effect to the resolution.

Other information

349
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

128.	RECORD DATES

Notwithstanding any other provision of the articles, but subject to the Act and rights attached to shares, the Company or the Board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

ACCOUNTS

129.	KEEPING AND INSPECTION OF ACCOUNTS
129.1	The Board shall ensure that accounting records are kept in accordance with the Act.
129.2

The accounting records shall be kept at the office or, subject to the Act, at another place decided by the Board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if that right is conferred by the Act or he is authorised by the Board or by an ordinary resolution of the Company.

130.	ACCOUNTS TO BE SENT TO MEMBERS ETC.
130.1

In respect of each financial year, a copy of the Company's annual accounts, the directors' report, the directors' remuneration report, the auditors' report on those accounts and on the auditable part of the directors' remuneration report shall be sent or supplied to:

130.1.1	every member (whether or not entitled to receive notices of general meetings);
130.1.2	every holder of debentures (whether or not entitled to receive notices of general meetings); and
130.1.3

every other person who is entitled to receive notices of general meetings, not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act. This article does not require copies of the documents to which it applies to be sent or supplied to:

130.1.4	a member or holder of debentures of whose address the Company is unaware; or
130.1.5	more than one of the joint holders of shares or debentures.
130.2

The Board may determine that persons entitled to receive a copy of the Company's annual accounts, the directors' report, the directors' remuneration report, the auditors' report on those accounts and on the auditable part of the directors' remuneration report are those persons entered on the register at the close of business on a day determined by the Board, provided that, if the Company is a participating issuer, the day determined by the Board may not be more than 21 days before the day that the relevant copies are being sent.

130.3

Where permitted by the Act, a summary financial statement derived from the Company's annual accounts, the directors' report and the directors' remuneration report in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by article 130.1.

NOTICES AND COMMUNICATIONS

131.	FORM OF NOTICES AND COMMUNICATIONS BY THE COMPANY
131.1

A notice, document or other information may be given to any member either personally or by sending it in hard copy form by post to him at his registered address or (if he has no registered address within the United Kingdom) to the address (if any) in the United Kingdom supplied by him to the Company for the giving of notices to him or by advertisement (in accordance with these articles) or by giving it to him in electronic form to an address for the time being notified to the Company by the member for that purpose or by any other means authorised in writing by the relevant member.

131.2

Except where these articles expressly require otherwise, any notice, document or information to be sent or supplied by the Company may be sent or supplied in accordance with the Act (whether authorised or required to be sent or supplied by the Act or otherwise) in hard copy form, in electronic form or by means of a website.

131.3

If the Company sends notices, documents or information, whether immediately preceding or at any time after the adoption of these articles, to a member on two consecutive occasions over a period of at least twelve months and each of those documents is returned undelivered, or the Company receives notification that each of them has not been delivered, that member ceases to be entitled to receive notices from the Company. A member who has ceased to be entitled to receive notices from the Company shall become entitled to receive such notices again by sending the Company:

131.3.1	a new address to be recorded in the register of members; or
131.3.2

(if the member has agreed that the Company should use a means of communication other than sending notices, documents or information to such an address), the information that the Company needs to use that other means of communication effectively.

131.4

A notice exhibited at the office shall constitute valid notice to any member who is not entitled to notices from the Company under article 131.3 or any other provision of these articles, and shall be deemed to have been given on the date when it is first exhibited. The Company will not remove any notice so exhibited until it is no longer relevant to exhibit.

132.	NOTICE BY ADVERTISEMENT

If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent by post, subject to the Act, the Board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting by a notice advertised in at least one United Kingdom national newspaper. In this case, the Company shall send confirmatory copies of the notice to those members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

350
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

133.	DEEMED DELIVERY OF NOTICES, DOCUMENTS AND INFORMATION
133.1

A notice, document or information sent by post and addressed to a member at his registered address or address for service in the United Kingdom is deemed to be given to or received by the intended recipient 24 hours after it was put in the post if pre paid as first class post and 48 hours after it was put in the post if pre paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice, document or information was properly addressed, pre paid and posted.

133.2

A notice, document or information sent or supplied by electronic means to an address specified for the purpose by the member is deemed to have been given to or received by the intended recipient 24 hours after it was sent, and in proving service it is sufficient to prove that the communication was properly addressed and sent.

133.3

A notice, document or information sent or supplied by means of a website is deemed to have been given to or received by the intended recipient when (i) the material was first made available on the website or (ii) if later, when the recipient received (or, in accordance with this article 133, is deemed to have received) notification of the fact that the material was available on the website.

133.4

A notice, document or information not sent by post but delivered by hand (which includes delivery by courier) to a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

133.5

Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisement appears or, where notice is given by more than one advertisement and the advertisements appear on different days, at noon on the last of the days when the advertisements appear.

133.6

A notice, document or information served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

133.7	A member present at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.
134.	NOTICE BINDING ON TRANSFEREES ETC.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

135.	NOTICE IN CASE OF JOINT HOLDERS AND ENTITLEMENT BY TRANSMISSION
135.1

Subject to article 131, in the case of joint holders of a share, a notice, document or information shall be validly sent or supplied to all joint holders if sent or supplied to whichever of them is named first in the register in respect of the joint holding. Anything to be agreed or specified in relation to a notice, document or information to be sent or supplied to joint holders, may be agreed or specified by the joint holder who is named first in the register in respect of the joint holding.

135.2

Where a person is entitled by transmission to a share, the Company may give a notice, document or information to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice, document or information may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

MISCELLANEOUS

136.	DESTRUCTION OF DOCUMENTS
136.1	The Company may destroy:
136.1.1	a share certificate which has been cancelled at any time after one year from the date of cancellation;
136.1.2

a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

136.1.3

an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

136.1.4	any other document on the basis of which any entry in the register is made at any time after ten years from the date an entry in the register was first made in respect of it.
136.2

It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

136.2.1	the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;
136.2.2

nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

136.2.3	references in this article to the destruction of a document include reference to its disposal in any manner.

Other information

351
Aviva plc Annual Report on Form 20-F 2010	Exhibits continued

137.	WINDING UP

On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

138.	INDEMNIFICATION OF OFFICERS
138.1

Subject to the provisions of and so far as may be consistent with the Act, every director, secretary or other officer of the Company shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

138.2

Without prejudice to the provisions of article 138.1, the directors shall have power to purchase and maintain insurance for, or for the benefit of, any persons who are or were at any time directors, alternate directors, secretaries or other officers or employees of the Company, or of any other company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect) or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or other retirement benefits scheme in which employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons for negligence, default, breach of duty or breach of trust or other liability that may lawfully be insured against by the Company.